Exhibit 10.2

Execution Version

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (this “Agreement”) is dated as of July 17, 2026, by and among XCF GLOBAL, INC., a Delaware corporation (the “Company”), and GL PART SPV II, LLC, a limited liability company organized and existing under the laws of the State of Wyoming (“Investor”).

WHEREAS, the Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act;

WHEREAS, the Company desires to sell to Investor, and Investor desires to purchase from the Company, upon the terms and subject to the conditions stated in this Agreement a “Common Stock Purchase Warrant” to purchase 6,891,798 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Common Stock”) substantially in the form attached hereto as Exhibit A (the “Initial Warrant”);

WHEREAS, subject to the terms of this Agreement, the Company desires to sell to Investor, at Investor’s sole and absolute discretion, up to ninety-nine million dollars ($99,000,000) of additional warrants with terms substantially identical to the Initial Warrant (each an “Additional Warrant” and, collectively, the “Additional Warrants”) to purchase Common Stock on any one or more of the following dates: July 31, 2026, August 31, 2026, September 30, 2026, October 30, 2026, November 30, 2026, December 31, 2026 and such other dates prior to December 31, 2026 as are mutually agreed by the Company and Investor (the “Additional Purchase Dates” and each an “Additional Purchase Date”).

WHEREAS, contemporaneously with the sale of the Initial Warrant, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B, pursuant to which the Company will agree to provide certain registration rights under the Securities Act in respect of the Initial Warrant and the Additional Warrants (collectively, the “Warrants”) and the Warrant Shares (as defined below).

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and Investor agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Additional Purchase Dates” and “Additional Purchase Date” have the meaning set forth in the recitals.

“Additional Warrant Purchase Amount” means the aggregate dollar amount specified in the applicable Additional Warrant Purchase Notice.

“Additional Warrant Purchase Price” has the meaning set forth in Section 2.2(b).

“Additional Warrant Shares” has the meaning set forth in Section 3.2.

“Additional Warrants” and “Additional Warrants” has the meaning set forth in the recitals.

“Additional Warrant Closing “ has the meaning set forth in Section 2.2(b).

“Additional Warrant Closing Date” has the meaning set forth in Section 2.2(b).

“Additional Warrant Purchase Notice” has the meaning set forth in Section 2.1(b).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the recitals.

“Amended and Restated Bylaws” means the Bylaws of the Company, as currently in effect.

“Amended and Restated Certificate of Incorporation” means the Certificate of Incorporation of the Company, as currently in effect.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Disclosure Document” has the meaning set forth in Section 5.7.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“GAAP” has the meaning set forth in Section 3.4.

“Initial Warrant Purchase Price” has the meaning set forth in Section 2.1(a).

“Initial Closing” has the meaning set forth in Section 2.2(a).

“Initial Closing Date” has the meaning set forth in Section 2.2(a).

“Initial Warrant” has the meaning set forth in the recitals.

“Initial Warrant Shares” means the 6,891,798 shares of Common Stock initially purchasable upon exercise of the Initial Warrant, subject to the adjustment pursuant to the terms of Initial Warrant, subject to adjustment as set forth in the Initial Warrant.

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“Investor” has the meanings set forth in the recitals.

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, properties, assets, liabilities, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Agreements, or with respect to Initial Closing or any Additional Warrant Closing, or would reasonably be expected to do so.

“Nasdaq” means the Nasdaq Stock Market LLC.

“National Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market and The Nasdaq Capital Market.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, any governmental entity or any department or agency thereof or any other entity or organization.

“Price Per Warrant Share” has the meaning set forth in Section 2.1(b).

“Pricing Date” means the Trading Day immediately preceding the applicable Additional Purchase Date.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(h).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.4.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

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“Trading Day” means any day on which the Common Stock is traded on the Nasdaq, or, if the Nasdaq is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time)

“Transaction Agreements” means this Agreement, the Warrants, and the Registration Rights Agreement.

“Transfer Agent” means, with respect to the Common Stock, Continental Stock Transfer & Trust Company or such other financial institution that provides transfer agent services as the Company may engage from time to time.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a National Exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a National Exchange and if prices for the Common Stock are then reported in the OTC Pink published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investor and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant Shares” has the meaning set forth in Section 3.2.

“Warrants” has the meaning set forth in the recitals.

2. Purchase and Sale of Warrants.

2.1 Purchase and Sale.

(a) Initial Warrant. On the Initial Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and Investor agrees to purchase the Initial Warrant for a purchase price of one million dollars ($1,000,0000) (the “Initial Warrant Purchase Price”), which has been determined as set forth in Section 2.1(b).

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(b) Option of Investor to Purchase Additional Warrants. At the sole discretion of Investor and upon the terms and subject to conditions set forth herein, Investor may purchase up to $10 million of Additional Warrants on any Additional Purchase Date and up to ninety-nine million dollars ($99,000,000) in the aggregate on Additional Purchase Dates by providing notice to the Company not less than five (5) Business Days prior to the applicable Additional Purchase Date in substantially the form set forth on Exhibit C (the “Additional Warrant Purchase Notice”). Subject to Section 2.1(c), the purchase price for each Additional Warrant expressed as a price per Warrant Share underlying each Additional Warrant (“Price Per Warrant Share”) shall be determined as of each Pricing Date by using the following formula:

W = C(S, $2.50, T; q) – (2.50/15.00)·C(S, $15.00, T; q)

Where:

W = purchase price per Warrant Share underlying each Additional Warrant.

C = the Black–Scholes value of a European call on the Common Stock and the call-spread expression is the parties’ agreed valuation convention for the American-style, cashless / net-share-settled Warrant under the no-expected-dividend assumption, in case using the “σ” and “r” values referenced below.

S = the arithmetic average of the daily VWAPs of the Common Stock for the ten (10) Trading Days ending on (and including) the Pricing Date.

T = the number of years from the applicable issue date to the Termination Date (as defined in such Additional Warrant) of such Additional Warrant

σ = the annualized historical volatility of the Common Stock over the ninety (90) Trading Days ending on the Pricing Date (subject to a floor of 75% and a cap of 150%).

r = the most recently published 3-year U.S. Treasury constant-maturity yield available as of the calculation time.

q = the expected dividend yield, assumed to be zero unless otherwise agreed by the Calculation Agent based on declared or reasonably expected dividends or distributions.

All dollar amounts shall be rounded to the nearest one-one hundredth (1/100th) of a cent. The number of Additional Warrant Shares shall equal the applicable Additional Warrant Purchase Amount divided by W, rounded down to the nearest whole share, and the aggregate purchase price shall equal W multiplied by such number of Additional Warrant Shares.

For the avoidance of doubt, the Additional Warrant Shares so determined are the gross underlying Warrant Shares (Y in the cashless exercise formula), and the number of shares actually issued upon exercise shall be “X” as determined under the cashless exercise formula set forth in Section 2(d) of each Additional Warrant. All amounts hereunder shall be reasonably determined by Investor in writing and shall be reasonably confirmed the Company in writing, and, after such confirmation, shall be final and binding for closing purposes. The applicable Additional Warrant Purchase Notice shall specify the Additional Warrant Purchase Amount and the target Additional Purchase Date.

(c) Limitation on Number of Warrant Shares Underlying Additional Warrants and Minimum Price Per Warrant Share. Notwithstanding anything to the contrary herein, in no event shall (i) the number of Warrant Shares underlying all Warrants purchased hereunder exceed fifty million (50,000,000) and (ii) the Price Per Warrant Share paid for an Additional Warrant be less than $0.10.

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2.2 Closings.

(a) Initial Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Initial Warrant (the “Initial Closing”) shall occur remotely via the exchange of documents and signatures on July 31, 2026 Agreement or such other date as agreed to by the Company and Investor (the “Initial Closing Date”). At the Initial Closing, the Initial Warrant shall be issued and delivered to Investor, or in such nominee name(s) as designated by Investor, representing the right to purchase the Initial Warrant Shares at an exercise price of $2.50 (subject to adjustment pursuant to the terms of the Series Warrant), against payment to the Company of the Initial Warrant Purchase Price in full, by wire transfer to the Company of immediately available funds, at or prior to the Initial Closing, in accordance with wire instructions provided by the Company to Investor at least one Business Day prior to the Initial Closing. In the event that the Initial Closing has not occurred within one Business Day after the Initial Closing Date, unless otherwise agreed by the Company and Investor, the Company shall promptly (but no later than one Business Day thereafter) return the previously wired Initial Warrant Purchase Price to Investor by wire transfer of United States dollars in immediately available funds to the account specified by Investor; provided that, unless this Agreement has been terminated pursuant to Section 7, such return of funds shall not terminate this Agreement or relieve Investor of its obligation to purchase, or the Company of its obligation to issue and sell, the Initial Warrant at the Initial Closing.

(b) Additional Warrant Closings. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, each closing of the purchase and sale of the an Additional Warrant (each an “Additional Warrant Closing”) shall occur remotely via the exchange of documents and signatures on the applicable Additional Purchase Date (each an “Additional Warrant Closing Date”). At each Additional Warrant Closing, the Additional Warrant shall be issued and delivered to Investor, or in such nominee name(s) as designated by Investor, representing the right to purchase Additional Warrant Shares at an exercise price of $2.50 (subject to adjustment pursuant to the terms of the Additional Warrant), in each case against payment to the Company of the purchase price therefor (the “Additional Warrant Purchase Price”) in full, by wire transfer to the Company of immediately available funds, at or prior to the Additional Warrant Closing, in accordance with wire instructions provided by the Company to Investor at least one Business Day prior to such Additional Warrant Closing. In the event that an Additional Warrant Closing has not occurred within one Business Day after the applicable Additional Warrant Closing Date, unless otherwise agreed by the Company and Investor, the Company shall promptly (but no later than one Business Day thereafter) return the previously wired Additional Warrant Purchase Price to Investor by wire transfer of United States dollars in immediately available funds to the account specified by Investor; provided that, unless this Agreement has been terminated pursuant to Section 7, such return of funds shall not terminate this Agreement or relieve Investor of its obligation to purchase, or the Company of its obligation to issue and sell, the Additional Warrant at the Additional Warrant Closing.

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3. Representations and Warranties of the Company. The Company represents and warrants to Investor that the statements contained in this Section 3 are true and correct as of the date of this Agreement, as of the Initial Closing Date and as of each Additional Warrant Closing Date (if any), in each case, except as to any representations and warranties that specifically relate to an earlier date:

3.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the Delaware and has the requisite corporate power and capacity to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company’s subsidiaries is duly incorporated or organized, as the case may be, and validly existing and in good standing (to the extent such concept exists in such subsidiary’s home jurisdiction) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to carry on its business as now conducted and to own or lease its properties.

3.2 Each of Transaction Agreements have been (or will be prior to execution) duly authorized, validly executed and delivered by the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity. The Company has all requisite power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, including the issuance and sale of (a) the Warrants, (b) the Initial Warrant Shares and (c) the shares of Common Stock issuable upon the exercise of any Additional Warrants (the “Additional Warrant Shares” and, together with the Initial Warrant Shares, the “Warrant Shares”). All action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Warrant Shares, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated thereby, including the issuance and sale of the Warrants and the Warrant Shares, has been taken, except, with respect to having sufficient authorized shares of Common Stock for issuance upon exercise of Additional Warrant Shares, all required actions with respect to having sufficient authorized shares of Common Stock for the issuance of Additional Warrant Shares, will be taken prior to the issuance of each Additional Warrant.

3.3 The Initial Warrant Shares have been (and prior to the applicable Additional Warrant Closing Date, the Additional Warrant Shares shall be) duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Warrants against full payment therefor in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state and federal securities laws), and the holder of the Warrant Shares shall be entitled to all rights accorded to a holder of Common Stock.

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3.4 A copy of each form, report, statement, schedule, proxy and other document filed by the Company with the SEC on or prior to the Initial Closing Date and, as applicable, each Additional Warrant Closing Date (collectively, the “SEC Reports”) is available to Investor (including via the SEC’s EDGAR system). As of their respective filing dates, all SEC Reports complied in all material respects with the requirements of the Exchange Act. None of the SEC Reports filed under the Exchange Act (except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Report) contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, as applicable, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject to (i) in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP), and (ii) changes to historical accounting policies of the Company in connection with any order, directive, guideline, comment or recommendation from the SEC that is applicable to the Company. There are no outstanding or unresolved comments in comment letters from the staff of the SEC with respect to any of the SEC Reports. For the avoidance of doubt, any restatement of the financial statements of the Company and any amendments to previously filed SEC Reports or delays in filing SEC Reports, in connection with any guidance from the SEC following the date of this Agreement, shall not be deemed to constitute a breach of this Section 3.4. Additionally, for avoidance of doubt, any amendment or modification of any SEC Report (or any agreement filed as an exhibit to any SEC Report) from its initial filing date in a subsequent filing shall not be deemed to constitute a breach of this Section 3.4.

3.5 The execution, delivery and performance by the Company of Transaction Agreements and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law (including U.S. federal and state securities laws) applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

3.6 Assuming the accuracy of Investor’s representations and warranties set forth in Section 4, no registration under the Securities Act is required for the sale and issuance of the Warrants. The Warrants (i) were not offered to Investor by any form of general solicitation or general advertising and (ii) are not being offered Investor in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state or other applicable securities laws.

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4. Representations and Warranties of Investor. Investor represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date of this Agreement, as of the Initial Closing Date and as of each Additional Warrant Closing Date (if any):

4.1 Organization; Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

4.2 No Public Sale or Distribution. Investor is acquiring the Warrants for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, Investor does not agree, or make any representation or warranty, to hold any of the Warrants for any minimum or other specific term and reserves the right to dispose of the Warrants at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Warrants in violation of applicable securities laws.

4.3 Accredited Investor Status. Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

4.4 Reliance on Exemptions. Investor understands that the Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Warrants.

4.5 Information. Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Warrants that have been requested by Investor. Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Investor or its advisors, if any, or its representatives shall modify, amend or affect Investor’s right to rely on the Company’s representations and warranties contained herein. Investor understands that its investment in the Warrants involves a high degree of risk and hereby acknowledges reviewing the disclosure under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026 as such disclosure was updated under the heading “Item 1A. Risk Factors” in the Company’s Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 15, 2026. Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Warrants.

4.6 No Governmental Review. Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Warrants or the fairness or suitability of the investment in the Warrants nor have such authorities passed upon or endorsed the merits of the offering of the Warrants.

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4.7 Transfer or Resale. Investor understands that: (i) the offer and sale of the Warrants and the Warrant Shares to Investor has not been and will not be registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Investor shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Warrants or Warrant Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Investor provides the Company with reasonable assurance that such Warrants or Warrant Shares can be sold, assigned or transferred pursuant to Rule 144; and (ii) any certificates or book entry notations evidencing the Warrants or the Warrant Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

In addition, the Warrants and the Warrant Shares may contain a legend regarding affiliate status of Investor, if applicable.

4.8 Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Investor and shall constitute the legal, valid and binding obligations of Investor enforceable against Investor in accordance with their respective terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

4.9 No Conflicts. The execution, delivery and performance by Investor of this Agreement and the Registration Rights Agreement and the consummation by Investor of the transactions contemplated by the Transaction Agreements thereby will not (i) result in a violation of the organizational documents of Investor, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law (including U.S. federal and state securities laws) applicable to Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Investor to perform its obligations hereunder.

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4.10 Residency. Investor’s residence (if an individual) or offices in which its investment decision with respect to the Warrants was made (if an entity) are located at the address set forth in Section 8.1(b), except as otherwise communicated by Investor to the Company.

4.11 Independent Evaluation. Investor confirms and agrees that (i) it has independently evaluated the merits of its decision to purchase the Warrants, (ii) it has not relied on the advice of, or any representations by any placement agent or any affiliate thereof or any of their respective representatives in making such decision.

4.12 Brokers and Finders. Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.13 Acknowledgement of Risk. Investor acknowledges and understands that its investment in the Warrants involves a significant degree of risk, including, without limitation, (i) the Company remains an early stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Warrants; (ii) an investment in the Company is speculative, and only purchasers who can afford the loss of their entire investment should consider investing in the Company and the Warrants; (iii) Investor may not be able to liquidate its investment; (iv) transferability of the Warrants and the Warrant Shares is limited; (v) in the event of a disposition of the Warrants, Investor could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future.

4.14 Certain Trading Activities. Other than consummating the transaction contemplated hereby, Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending on the final Additional Purchase Date. Covenants.

4.15 Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions of this Agreement and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms of this Agreement. Investor acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Initial Closing and any Additional Warrant Closing, Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 of this Agreement are no longer accurate.

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4.16 DTC Eligibility of Warrants; Listing the Warrants on a Trading Market. The Company shall use commercially reasonable efforts to make Warrants eligible for deposit with The Depository Trust Company and to list the Warrants on a National Exchange, such as the Nasdaq or, if the Warrants are not eligible for trading on the Nasdaq or another National Exchange, the trading markets maintained by OTC Markets Group Inc.

4.17 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Warrants in a manner that would require the registration under the Securities Act of the sale of the Warrants to Investor, or that will be aggregated with the offer or sale of the Warrants for purposes of the rules and regulations of any National Exchange such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.18 Removal of Legends.

(a) In connection with any sale, assignment, transfer or other disposition of the Warrants or the Warrant Shares by Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the purchaser acquires freely tradable shares and upon compliance by Investor with the requirements of this Agreement, if requested by Investor by notice to the Company, the Company shall request the transfer agent of its Common Stock to remove any restrictive legends related to the book entry account holding such shares and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends as soon as reasonably practicable following any such request therefor from Investor, provided that the Company has timely received from Investor customary representations and other documentation reasonably acceptable to the Company in connection therewith. The Company shall be responsible for the fees of its transfer agent and its legal counsel associated with such legend removal.

(b) Anytime following the one-year anniversary of the issuance of Warrants and provided that Investor is not an Affiliate of the Company at such time, the Company shall as soon as reasonably practicable following receipt of a duly completed and executed Legend Removal Certificate from Investor substantially in the form attached hereto as Exhibit D, (A) deliver to the transfer agent instructions that the transfer agent shall make a new, unlegended entry for such Warrants or any Warrant Shares issued upon exercise of such Warrants, and (B) cause its counsel to deliver to the transfer agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act if required by the transfer agent to effect the removal of such legend in accordance with the provisions of this Agreement.

4.19 Withholding Taxes. Investor agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding obligations).

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4.20 Reservation of Common Stock. As of the date of this Agreement, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Initial Warrant Shares that are issuable upon the exercise of the Initial Warrant and, as of each Additional Warrant Closing Date, the Company shall have reserved and continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Additional Warrant Shares that are issuable upon the exercise of the Additional Warrant to be issued as of such Additional Warrant Closing Date.

4.21 Disclosure of Transactions. The Company shall, by 5:00 p.m., New York City time, on the fourth (4th) Business Day immediately following the date of this Agreement file with the SEC a Current Report on Form 8-K (including all exhibits thereto, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the other Transaction Agreements and attaching this Agreement and the other Transaction Agreements as exhibits to such Disclosure Document.

5. Conditions of Closing.

5.1 Conditions to the Obligation of Investor. The obligations of Investor to consummate (i) the transactions to be consummated at the Initial Closing, and to purchase and pay for the Initial Warrant at the Initial Closing and (ii) to consummate the transactions to be consummated at an Additional Warrant Closing and to purchase an Additional Warrant, are, in each case, subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or material adverse effect, which shall be true and correct in all respects, as of the date of this Agreement and as of any Additional Warrant Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or material adverse effect, which shall be true and correct in all respects as of such earlier date.

(b) Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to (i) the Initial Closing Date with respect to the sale of the Initial Warrant and (ii) the applicable Additional Warrant Closing Date with respect to the sale of each Additional Warrant.

(c) No Injunction. The purchase of and payment for the Warrants by Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

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(d) Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Warrants, all of which shall be in full force and effect.

(e) Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(f) Compliance Certificate. An authorized officer of the Company shall have delivered to Investor at each Additional Warrant Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(d) (Consents), 6.1(e) (Adverse Changes), 6.1(i) (Listing Requirements) and 6.1(l) (No Injunction) of this Agreement have been fulfilled.

(g) Secretary’s Certificate. The Secretary of the Company shall have delivered to Investor at the Initial Closing Date and any Additional Warrant Closing Date a certificate certifying (i) the Amended and Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; and (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement, the other Transaction Agreements, the transactions contemplated by this Agreement and the issuance of the Warrants and the Warrant Shares.

(h) Registration Rights Agreement. On the Initial Closing Date, the Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) to Investor.

(i) Listing Requirements. No stop order or suspension of trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock. The Common Stock shall be listed on a National Exchange and shall not have been suspended, as of the Initial Closing Date with respect to the sale of Initial Warrants and, as of the applicable Additional Warrant Closing Date with respect to the sale of an Additional Warrant, by the SEC or the National Exchange from trading thereon; and the Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of (i) the Initial Warrant Shares with respect to the sale of Initial Warrants and (ii) Additional Warrant Shares issuable upon the sale an Additional Warrant prior to the applicable Additional Warrant Closing Date, and, in each case, Nasdaq shall have raised no objection to such notice and the transactions contemplated hereby.

(j) No Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental entity or any department or agency thereof, shall have been issued, and no action or proceeding shall have been instituted by any governmental agency or body, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Agreements.

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5.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at (i) the Initial Closing, and to issue and sell to Investor the Initial Warrants to be purchased by it at the Initial Closing pursuant to this Agreement and (ii) each Additional Warrant Closing, and to issue and sell to Investor the Additional Warrant to be purchased by it at each Additional Warrant Closing pursuant to this Agreement is, in each case, subject to the satisfaction or waiver in writing of the following conditions precedent, to the extent applicable:

(a) Representations and Warranties. The representations and warranties of Investor in Section 4 hereto shall be true and correct on and each Additional Warrant Closing Date, with the same force and effect as though made on and as of each Additional Warrant Closing Date and consummation of an Additional Warrant Closing shall constitute a reaffirmation by Investor of each of the representations, warranties, covenants and agreements of Investor contained in this Agreement as of such Additional Warrant Closing Date.

(b) Performance. Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by Investor on or prior to the Initial Closing Date or any Additional Warrant Closing Date.

(c) Injunction. The purchase of and payment for the Warrants by Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d) Registration Rights Agreement. On the Initial Closing Date, Investor shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit B.

(e) Sufficient Number of Authorized Shares. With respect to each purchase of an Additional Warrant, the Company shall have a sufficient number of authorized and unissued shares of Common Stock to cover the issuance of the Additional Warrant Shares issuable upon the exercise of the Additional Warrant being purchased.

(f) Payment. With respect to the Initial Closing, the Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the Initial Warrant Purchase Price. With respect to an Additional Warrant Closing, the Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the Additional Warrant Purchase Price for the Additional Warrant being purchased by Investor at such Additional Warrant Closing.

6. Termination.

6.1 Termination. The obligations of the Company, on the one hand, and Investor, on the other hand, to effect the Additional Warrant Closings shall terminate as follows:

(i) Upon the mutual written consent of the Company and Investor;

(ii) By the Company if any of the conditions set forth in Section 5.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) After September 30, 2026, by the Company in its sole discretion by providing notice to Investor of such termination within three (3) Business Days after any Additional Purchase Date, in which case, this Agreement shall terminate on the date of such notice; or

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(iv) By Investor if any of the conditions set forth in Section 5.1 shall have become incapable of fulfillment, and shall not have been waived by Investor;

provided, however, that, in the case of clauses (ii) and (iii) above, the party seeking to terminate its obligation to effect the Initial Closing or any Additional Warrant Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Initial Closing or any Additional Warrant Closing.

7. Miscellaneous Provisions.

7.1 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) Business Days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt:

(a)	If to the Company, addressed as follows:

XCF Global Inc.

2500 City West Blvd, Suite 150-13

Houston, TX 77042

Attention: Harvey Schnitzer

Email: [***]

with a copy (which shall not constitute notice):

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Attention: Gil Savir

Email: gilsavir@paulhastings.com

(b)	If to Investor, addressed as follows:

GL PART SPV II, LLC

30 N Gould St., Suite R

Sheridan WY 82801

Attention: Majique Ladnier

Email: [***]

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Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

7.2 Consent to Electronic Notice. Investor consents to the delivery of any stockholder notice pursuant to Section 232 of the Delaware General Corporation Law, as amended or superseded from time to time, at the e-mail address set forth below in Section 8.1(b), as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

7.3 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

7.4 Governing Law; Submission to Jurisdiction; Venue.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(b) The Company and Investor hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 7.1 or at such other address of which the other party shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto; and

17

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law.

7.5 Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

7.6 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

7.7 Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Warrants and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Warrants or Warrant Shares to Investor.

7.8 Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of Investor, and (y) Investor, in the case of the Company, provided that Investor may, without the prior consent of the Company, assign its rights to purchase the Warrants hereunder to any of its Affiliates (provided each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

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7.9 Confidential Information.

(a) Investor covenants that until such time as the transactions contemplated by this Agreement and any material non-public information provided to Investor are publicly disclosed by the Company, Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b) The Company may request from Investor such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of Investor to acquire the Warrants, and Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by Investor confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of Nasdaq. Investor acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibit to a periodic report, a current report or a registration statement of the Company.

7.10 Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

7.11 Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.12 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

7.13 Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto), constitute the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and Investor. The Company, on the one hand, and Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by Investor or the Company, respectively.

7.14 Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Initial Closing and any Additional Warrant Closing and the delivery of the Warrants in accordance with their respective terms.

7.15 Contract Interpretation. This Agreement is the joint product of Investor and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

7.16 Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Warrants were determined as a result of arm’s-length negotiations.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

XCF GLOBAL, INC.

By:	/s/ Christopher Cooper
Name:	Christopher Cooper
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

GL PART SPV II, LLC

By:	/s/ Majique Ladnier
Name:	Majique Ladnier
Title:	Manager

Address:
30 N Gould St., Suite R
Sheridan WY 82801
Attention: Majique Ladnier
Email: [***]

EXHIBIT A

FORM OF INITIAL WARRANT

A-1

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

B-1

EXHIBIT C

FORM OF ADDITIONAL WARRANT PURCHASE NOTICE

[●] [●], 2026

Reference is made to Warrant Purchase Agreement, dated July 17, 2026, by and among XCF Global, Inc., a Delaware corporation, and GL PART SPV II, LLC, a limited liability company organized and existing under the laws of the State of Wyoming (the “Warrant Purchase Agreement”). Capitalized terms used in this Additional Warrant Purchase Notice (this “Notice”) but not defined herein shall have the meanings assigned to such terms in the Warrant Purchase Agreement.

Pursuant to Section 2.1(b) of the Warrant Purchase Agreement, Investor hereby notifies the Company of its intent to purchase an Additional Warrant Purchase Amount of $[●] on [DATE], 2026.

C-1

IN WITNESS WHEREOF, the parties hereto have executed this Notice as of the day and year first above written.

GL PART SPV II, LLC

By:
Name:
Title:

C-2

EXHIBIT D

LEGEND REMOVAL CERTIFICATE

The undersigned stockholder and/or warrant holder (the “Securityholder”) of XCF Global, Inc., a Delaware corporation (the “Company”), is delivering this certificate to the Company in connection with the Securityholder’s request to remove the transfer restriction legends under the Securities Act of 1933, as amended (the “Securities Act”), from certificates or book-entry notations issued in the Securityholder’s name with respect to the number of shares of the Company’s Class A Common Stock (the “Shares”) and/or the number of Warrants (the “Warrants” and, together with the Shares, the “Securities”) set forth on Schedule I hereto.

A.	The Securityholder hereby represents and warrants to the Company that the Securityholder is not currently an affiliate of the Company, as that term is defined in paragraph (a)(1) of Rule 144 promulgated under the Securities Act (“Rule 144”), and has not been an affiliate of the Company for a period of three months prior to the date hereof.

B.	The Securityholder, pursuant to a Warrant Purchase Agreement, dated July 17, 2026, by and between the Company and the Securityholder, acquired and fully paid for the Securities (or is deemed to have acquired and fully paid for the Securities) on July [●], 2026 in accordance with paragraph (d) of Rule 144 and the interpretations of the Division of Corporation Finance of the Securities and Exchange Commission thereunder.

C.	The Securityholder hereby represents and warrants to the Company that the Securityholder is sophisticated in financial matters and is familiar with the registration requirements under the Securities Act. If the Securityholder is an investment fund, the Securityholder’s chief compliance officer (or other responsible officer with substantially similar duties) (or the chief compliance officer (or other responsible officer with substantially similar duties) of the general partner, manager or other entity which manages the Securityholder) has reviewed this certificate and is aware that the Securityholder will be executing and delivering this certificate to the Company and undertaking the obligations set forth herein.

D.	The Securityholder acknowledges that the Company formerly was a “special purpose acquisition corporation” and therefore is an issuer described in subsection (i)(1)(ii) of Rule 144.

E.	The Securityholder did not originally acquire the Shares with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

F.	If the Securityholder is an investment fund, the Securityholder has established and maintains adequate controls and procedures to ensure that the Shares are transferred and/or sold only pursuant to (i) an effective resale registration statement under the Securities Act registering the Securityholder’s resale of the Securities, which includes a prospectus that is current, and in the manner contemplated by such registration statement, including the “Plan of Distribution” contained therein or (ii) an exemption from the registration requirements of the Securities Act. Such controls include, but are not limited to, procedures designed to identify, segregate, and control the Securities. Such controls and procedures are effective in all material respects to perform the functions for which they were established.

D-1

G.	The Securityholder hereby covenants that:

1.	The Securityholder will transfer the Securities only:

(a)	pursuant to an effective resale registration statement under the Securities Act registering the Securityholder’s resale of the Securities, which includes a prospectus that is current, and in the manner contemplated by such registration statement, including the “Plan of Distribution” contained therein;

(b)	in accordance with Rule 144, including the requirement of subsection (i)(2) of Rule 144 that the Company: (i) be then subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) has filed all reports and other materials required to be filed by Section 13 or 15(d) of such Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; or

(c)	pursuant to another exemption from the registration requirements of the Securities Act, provided that the Securityholder provides the Company with advance notice of such transfer and, if requested, an opinion of counsel that the proposed transfer is exempt from the registration requirements of the Securities Act.

2.	Securityholder acknowledges and agrees that, unless there is registration statement registering the issuance of Shares upon the exercise of a Warrant under the Securities Act, Securityholder shall only be permitted to exercise such Securityholder’s Warrant on a cashless basis pursuant to Section 2(d) of the Warrant.

3.	The Securityholder acknowledges and agrees that the Company is under no obligation to provide oral or written notice to the Securityholder regarding the availability of an exemption from registration pursuant to Rule 144, and the Securityholder shall be responsible for ensuring that any proposed transfers of the Shares in reliance upon Rule 144 comply with Rule 144, including without limitation subsection (i)(2) thereof. The Securityholder further acknowledges and agrees that Rule 144 may not be available as an exemption from registration for future transfers of the Securities.

4.	The Securityholder will provide the Company with any update to the Securityholder’s contact information set forth on the signature page hereof for purposes of any notification to be delivered to the Securityholder relating hereto.

H.	The Securityholder agrees that, in connection with the matters described above, the Company, Paul Hastings LLP, the Company’s legal counsel, and the Company’s transfer, may rely upon the statements, representations and warranties made herein, as if this certificate had been addressed to them, (i) with respect to Paul Hastings LLP, for purposes of preparing and delivering any legal opinion(s) required in connection with the removal of the transfer restriction legends from the Securities, and, (ii) with respect to the transfer agent, in connection with the removal of the transfer restriction legends from the Securities. The Securityholder hereby agrees to indemnify and to hold harmless the Company, its officers, employees or representatives, Paul Hastings, LLP and the transfer agent (each an “Indemnified Person”) from any liability for any breach of the foregoing representations and warranties and covenants (and the costs and expenses of defending against such liability or alleged liability); provided that in no event will an Indemnified Person be entitled to recover or make a claim for any amount in respect of consequential, incidental or indirect damages, lost profits or special or punitive damages.

[Signature page follows]

D-2

Very truly yours,

Name of Securityholder:

Signature:

Name of Signatory:

Title of Signatory:

Date:

Contact Name No. 1:

Phone Number:

Email:

Contact Name No. 2:

Phone Number:

Email:

D-3

Schedule I

Entity/Individual Legal Name	Registration Name	Tax Identification Number	Number of Shares and/or Warrants	Share/Warrant Certificate or Book Entry Information

D-4